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                                                                  EXHIBIT 23.7

                         INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use, in the form S-3 Registration Statement to be filed by Pricellular Corporation on or about May 14, 1996, for the registration of 3,600,000 shares of the Company's Class A Common Stock, of our report dated December 16, 1995 relating to the financial statements of Dominion Cellular Inc. for the year ended September 30, 1995.

/s/ELLIOT H. GOLDBERG, CPA, PC
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   ELLIOT H. GOLDBERG, CPA, PC
   Rockville Centre, NY
   May 13, 1996